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Exhibit 5.1

MILBANK, TWEED, HADLEY & McCLOY LLP
LOS ANGELES 213-892-4000 FAX: 213-629-5063	28 LIBERTY STREET NEW YORK, NY 10005-1413	BEIJING 8610-5969-2700 FAX: 8610-5969-2707

WASHINGTON, D.C. 202-835-7500 FAX: 202-835-7586	212-530-5000 FAX: 212-530-5219	HONG KONG 852-2971-4888 FAX: 852-2840-0792
LONDON 44-20-7615-3000 FAX: 44-20-7615-3100		SEOUL 822-6137-2600 FAX: 822-6137-2626
FRANKFURT 49-69-71914-3400 FAX: 49-69-71914-3500		SINGAPORE 65-6428-2400 FAX: 65-6428-2500
MUNICH 49-89-25559-3600 FAX: 49-89-25559-3700	July 20, 2018	TOKYO 813-5410-2801 FAX: 813-5410-2891
SÃO PAULO 55-11-3927-7700 FAX: 55-11-3927-7777

Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas 77067

Ladies and Gentlemen:

        We have acted as special United States counsel to Nabors Industries, Inc., a Delaware corporation, as issuer (the "Company"), and Nabors Industries Ltd., a Bermuda exempted company, as guarantor (the "Guarantor"), in connection with the filing of a registration statement under the Securities Act of 1933, as amended (the "Act"), on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission, relating to up to $800,000,000 in aggregate principal amount of 5.75% Senior Notes due 2025 of the Company (the "Exchange Notes") and the related guarantees of the Exchange Notes (the "Exchange Guarantees") by the Guarantor to be issued in exchange for an equal aggregate principal amount of the Company's outstanding unregistered 5.75% Senior Notes due 2025 (the "Old Notes"), and the related guarantees of the Old Notes.

        The Old Notes and the Exchange Notes, and the related guarantees, were and will be, respectively, issued pursuant to the Indenture, dated as of January 23, 2018 (the "Indenture"), among the Company, the Guarantor, Wilmington Trust, National Association, as trustee (the "Trustee"), and Citibank, N.A., as securities administrator (the "Securities Administrator"). The exchange of the Old Notes for the Exchange Notes will be made pursuant to the requirements of the Registration Rights Agreement dated as of January 23, 2018 (the "Registration Rights Agreement") among the Company, the Guarantor and the Initial Purchasers named therein.

        In rendering the opinions expressed below, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and the Guarantor and public officials, statements contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions.

        Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

  1.
  The Exchange Notes, when executed, delivered and authenticated in accordance with the provisions of the Indenture and when exchanged by the holders thereof for the Old Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the qualification that enforceability of the obligations of the Company thereunder may be limited by (i) bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and (ii) the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of good faith, reasonableness, fair dealing and materiality.

  2.
  The Exchange Guarantees, when the Exchange Notes are executed, delivered and authenticated in accordance with the provisions of the Indenture and exchanged by the holders thereof for the Old Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms, subject to the qualification that (i) enforceability of the obligations of the Guarantor thereunder may be limited by (x) bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and (y) the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity) including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy; (b) concepts of good faith, reasonableness, fair dealing and materiality, and (c) possible judicial action giving effect to foreign government actions or foreign law, and (ii) the waiver of defenses by the Guarantor in the Exchange Guarantees may be limited by principles of public policy in New York.

        To the extent that the obligations of the Company and the Guarantor under the Exchange Notes, the Exchange Guarantees and the Indenture, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that (i) each of the Trustee and the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee has been duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by each of the parties thereto (other than the Company); (iv) the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (v) the Trustee is in compliance generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; (vi) each of the Trustee and the Guarantor has the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (vii) the Exchange Guarantees have been duly authorized, executed and delivered by the Guarantor. We note that Conyers Dill & Pearman Limited, special legal counsel in Bermuda to the Guarantor, has filed a separate opinion as Exhibit 5.2 to the Registration Statement, which covers the applicable opinions related to the Guarantor.

        In connection with the foregoing opinions, we have also assumed that at the time of the issuance and delivery of the Exchange Notes and the Exchange Guarantees, there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Notes or the Exchange Guarantees and that the issuance and delivery of the Exchange Notes and the Exchange Guarantees, all of the terms of the Exchange Notes and the Exchange Guarantees and the performance by the Company and the Guarantor of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor.

        The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus contained in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

        This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,
/s/	MILBANK, TWEED, HADLEY AND MCCLOY LLP

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  Exhibit 5.1